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                                                                   EXHIBIT 10.19

                   COMPANY ADMINISTRATIVE SERVICES AGREEMENT

                 This Company Administrative Services Agreement ("Agreement") is entered into as of ________, 1998 by and between ORBCOMM Global, L.P., a Delaware limited partnership ("ORBCOMM Global") and ORBCOMM Corporation, a Delaware corporation (the "Company").

                              W I T N E S S E T H:

                 WHEREAS, the Company has requested that ORBCOMM Global, and ORBCOMM Global has agreed to, provide to the Company certain administrative and other related services.

                 NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1 - SERVICES TO BE PROVIDED

                 Section 1.1 - Services. ORBCOMM Global shall provide to the Company the services specified on Schedules 1 and 2 hereto (the "Services").

                 Section 1.2 - Manner of Furnishing Services. ORBCOMM Global shall render and perform the Services as an independent contractor in accordance with the standards it employs for furnishing such services to itself or its subsidiaries at the time the Services are provided, subject to the provisions of this Agreement and to all applicable governmental laws, rules and regulations. Notwithstanding the foregoing, in providing the Services, ORBCOMM Global and its officers and employees shall not be responsible, or have any liability, for the accuracy, completeness or timeliness of any advice or service or any report, filing or other document that it or any of them provides, prepares or assists in preparing except to the extent that any inaccuracy, incompleteness or untimeliness arises from the gross negligence or willful misconduct of ORBCOMM Global or such officers or employees. The Company shall indemnify, defend and hold harmless ORBCOMM Global and its officers and employees from and against any and all damage, cost, loss, liability and expense (including reasonable attorneys' fees) in connection with any and all actions or threatened actions arising out of the performance of the Services, except in circumstances where the party who would otherwise be indemnified hereunder has not met the standard of care described in the preceding sentence. In no event shall ORBCOMM Global or its officers or employees be liable for any indirect, special or consequential damages in connection with or arising out of the performance of the Services.

                 Section 1.3 - Quality of Services. The parties agree to cooperate in good faith to resolve on a commercially reasonable basis any disputes that may arise under this Agreement.
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SECTION 2 - PROVISION OF OFFICE SPACE

                 Section 2.1. - Office Space. ORBCOMM Global shall provide to the Company, for its use on an as-needed basis, office space at ORBCOMM Global's facilities located at 2455 Horse Pen Road, Suite 100, Herndon, Virginia 20171 (the "Office Space").

                 Section 2.2 - Compliance with Leases. The Company agrees to comply with, and shall benefit from, the terms and conditions of any leases or similar instruments relating to any facilities in which ORBCOMM Global provides the Company space under this Agreement. At the Company's request, ORBCOMM Global shall provide the Company with copies of such leases or instruments, including any amendments.

SECTION 3 - TERM OF AGREEMENT

                 Subject to the provisions of Section 4 hereof, the term of this Agreement shall commence on March 23, 1998 and shall continue so long as any of the categories of Services or Office Space is provided by ORBCOMM Global to the Company (the "Term"); provided that, the Company shall have the right to terminate the provision by ORBCOMM Global of any or all of the categories of Services or the Office Space on furnishing ORBCOMM Global ninety (90) days prior written notice. On termination of this Agreement for any reason, ORBCOMM Global shall invoice ORBCOMM for any remaining amounts due under Section 4.


SECTION 4 - PRICE

                 Section 4.1 - Office Space. The total price per month for the Office Space in any facility shall be based on the Company's occupied useable square footage as a percentage of total useable square footage in such facility occupied by the Company and shall be equal to the Company's pro rata portion of all ORBCOMM Global's monthly costs and expenses relating to the applicable facility, including but not limited to, rent, mortgage (including interest), operating expenses, taxes, building maintenance, utilities, janitorial services, landscaping, management fees and leasehold improvement amortization for interior buildout.

                 Section 4.2 - Use and Occupancy Services. The Company shall compensate ORBCOMM Global for the Use and Occupancy Services as described in
Schedule 1 on a cost reimbursable basis pursuant to this Section 4.2. Under this Section 4.2, "cost" is based on an allocation to the Company of a portion of the "use and occupancy cost pool" calculated by ORBCOMM Global, which allocation shall be based on the Company's pro rata share of the entire pool's productive labor expenses (defined as gross labor less personal leave, holiday pay and miscellaneous leave). On the Company's request, ORBCOMM Global shall provide monthly to the Company a budget versus actual variance report in order to update the status of pool expenses. When the Company is no longer receiving any of the Use and Occupancy Services or using any of the assets described in
Schedule 1, then the Company shall no longer be required to pay ORBCOMM





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Global under this Section 4.2

                 Section 4.3 - Administrative and Executive Management Services. The Company shall compensate ORBCOMM Global for the Administrative and Executive Management Services as specified in Schedule 2 on a cost reimbursable basis, based on costs actually incurred. Costs actually incurred for labor are based on a salaried rate per hour plus fringe benefits and overhead.

                 Section 4.4 - Additional Services. From time to time, ORBCOMM Global may provide, at the Company's reasonable request, additional services that are not currently described in Schedule 1, subject to the parties prior agreement as to the determination of pricing in accordance with Section 4.2 or
Section 4.3.

                 Section 4.5 - Taxes. The prices set forth herein are exclusive of any state or local sales, use or property taxes (except to the extent included in the price charged for office space under Section 4.1 above), or taxes of a similar nature (excluding any income taxes payable on amounts earned by ORBCOMM Global hereunder) that ORBCOMM Global shall pay either directly to the taxing authority or as a reimbursement to the other party.
Such taxes shall be due and payable by the Company as and when paid by ORBCOMM Global.

SECTION 5 - PAYMENT TERMS

                 Section 5.1 - Payment Date. Within fifteen (15) days after the end of each calendar month, ORBCOMM Global shall invoice the Company for Services provided by ORBCOMM Global to the Company, together with any unbilled or unpaid charges for any prior month. Such invoice shall set forth in detail information supporting the amount of such invoice and shall be due and payable by the Company within thirty (30) days of receipt thereof by the Company. The Company shall make payments to ORBCOMM Global on the first business day of each month for the Office Space at the price per month determined under Section 4.1 above. To the extent practicable, ORBCOMM Global shall cause vendors to directly bill the Company for any services provided to ORBCOMM under this Agreement. Such bills shall be paid by the Company in accordance with their terms. Invoices for Office Space and Services not paid within thirty (30) days of receipt shall be considered delinquent and shall incur a 10% late fee, which will be based on the outstanding amount due. Any such late fees incurred are due and payable by the Company on receipt of notice of such delinquency.

                 Section 5.2 - Maintenance of Records. ORBCOMM Global shall maintain those records necessary to support the amount set forth on its invoices and the amount charged for the Office Space and Services.


SECTION 6 - MISCELLANEOUS

                 Section 6.1 - Notices. All notices given under this Agreement must be in writing and sent by hand delivery, by overnight courier or by facsimile transmission (answerback received), to:





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                 ORBCOMM:

                          ORBCOMM Corporation
                          2455 Horse Pen Road
                          Suite 100
                          Herndon, Virginia  20171
                          Facsimile:  (703) 406-5308
                          Attention:  President and Chief Executive Officer

                 ORBCOMM Global:

                          ORBCOMM Global, L.P.
                          2455 Horse Pen Road
                          Suite 100
                          Herndon, Virginia  20171
                          Facsimile:  703-406-5933
                          Attention:  Senior Vice President and General Counsel

or to such other persons or addresses as either party may designate by written notice to the other. All such notices sent to ORBCOMM Global or ORBCOMM shall be effective on the date of actual receipt.

                 Section 6.2 - Binding Effect; Assignment. This Agreement shall be binding on the parties and their permitted successors and assigns. Neither this Agreement nor any interests or obligations hereunder shall be assigned or transferred (by operation of law or otherwise) to any person without the prior consent of the other party.

                 Section 6.3 - Entire Agreement. This Agreement and all attachments (which are hereby made part of this Agreement) contain the entire understanding between ORBCOMM and ORBCOMM Global and supersede all prior written and oral understandings relating to the subject hereof. No representations, agreements, modifications or understandings not contained herein shall be valid or effective unless agreed to in writing and signed by both parties. Any modification or amendment of this Agreement must be in writing and signed by both parties.

                 Section 6.4 - Governing Law. The construction, interpretation and performance of this Agreement, as well as the legal relations of the parties arising hereunder, shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without giving effect to the conflict or choice of law provisions thereof. Neither party may bring any action for a claim under this Agreement later than one (1) year after the termination or expiration of this Agreement.

                 Section 6.5 - Waiver. It is understood and agreed that no failure or delay by either ORBCOMM or ORBCOMM Global or ORBCOMM Global in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof, or the exercise of any other right, power or





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privilege hereunder.  No waiver of any terms or conditions of this Agreement shall be deemed to be a waiver of any subsequent breach of any conditions of any term or condition. All waivers must be in writing and signed by the party sought to be bound.

                 Section 6.6 - Severability. If any part of this Agreement shall be held invalid or unenforceable, such determination shall not affect the validity or enforceability of any remaining portion, which shall remain in force and effect as if this Agreement had been executed with the invalid or unenforceable portion thereof eliminated.

                 Section 6.7 - Headings. Headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.





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                 IN WITNESS WHEREOF, the parties have caused this
Administrative Services Agreement to be executed as of the day and year first above written.


                           ORBCOMM GLOBAL, L.P.


                           By:
                              ---------------------------------------------
                              Name:   Robert F. Latham
                              Title:  President and Chief Operating Officer



                           ORBCOMM CORPORATION


                           By:
                              ---------------------------------------------
                              Name:   Scott L. Webster
                              Title:  President and Chief Executive Officer





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                                   SCHEDULE 1

                            USE & OCCUPANCY SERVICES


MIS - ORBCOMM Global shall provide the Company access to ORBCOMM Global's data processing system during all such times as such system is in operation and in accordance with ORBCOMM Global's customary practices.

Security and Facilities Support - ORBCOMM Global shall provide security for the Office Space in a manner consistent with ORBCOMM Global's customary practice. ORBCOMM Global shall provide mail room and mail distribution services (including postage and shipping) and janitorial and other facility maintenance services to the Company in a manner consistent with ORBCOMM Global's customary practice. Special shipping requirements of the Company, including but not limited to, postage for mass mailings and package expenses exceeding $100, will be billed directly to the Company at cost on actual use.

Supplies and Furniture - ORBCOMM Global shall provide to the Company all standard office support requirements (including but not limited to office supplies including paper, pencils, pens, etc.) in a manner consistent with ORBCOMM Global's customary practice. The Company shall reimburse ORBCOMM Global for any increased cost associated with the purchase of non-standard office furniture, supplies and equipment.

Telephone Switchboard and Communications Services - ORBCOMM Global shall provide general receptionist services to the Company and provide access to local, long distance and WATS service telephone lines and equipment (including facsimile equipment) used to access such communications services of the type used by ORBCOMM Global employees on the date of this Agreement. ORBCOMM Global shall remain responsible for such communications equipment, including taking all reasonable actions to assure that such equipment remains in good working order.




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                                   SCHEDULE 2

                ADMINISTRATIVE AND EXECUTIVE MANAGEMENT SERVICES


Accounting - ORBCOMM Global shall provide to the Company the services of its financial and accounting staff to perform any and all accounting functions of or required to be performed by the Company in the ordinary course of business, including but not limited to, maintenance of the Company's books and records, provision of payment services and preparation of the Company's financial statements. ORBCOMM Global shall maintain appropriate and necessary records to enable it to perform such functions on behalf of the Company, in a manner consistent with ORBCOMM Global's customary practice.

Taxes - ORBCOMM Global shall prepare and file or cause to be prepared and filed, on behalf of the Company, any and all federal, state, local and foreign income, property, sales and use or other applicable tax returns required to be filed by the Company; provided, that the Company shall be required to make any and all associated payments directly to the taxing authority. ORBCOMM Global shall maintain appropriate and necessary records to enable it to determine all income, property, sales and use taxes attributable to the Company, in a manner consistent with ORBCOMM Global's customary practice. ORBCOMM Global shall be responsible for making appropriate, necessary and timely filings of any and all such tax returns on behalf of the Company, and shall hold the Company harmless in the event it does not exercise due care in fulfilling this responsibility. The Company shall be responsible for making appropriate, necessary and timely remittances and shall hold ORBCOMM Global harmless in the event it does not exercise due care in fulfilling this responsibility.

Legal Services - ORBCOMM Global shall provide to the Company the services of its legal staff to perform any and all legal services required to be performed on behalf of the Company in the ordinary course of business, including but not limited to, preparation and filing of any and all reports required to be filed by the Company with the Securities and Exchange Commission, preparation of annual reports to the shareholders of the Company and assistance in the preparation of notices for and minutes of meetings of the Board of Directors and shareholders of the Company. To the extent necessary, ORBCOMM Global shall maintain appropriate and necessary records to enable it to fulfill such responsibility, consistent with ORBCOMM Global's customary practice.

Insurance - ORBCOMM Global shall provide (a) directors and officers insurance,
(b) property and casualty insurance, (c) workers compensation insurance, (d) auto liability insurance, (e) general liability insurance, (f) fiduciary liability insurance, (g) employee dishonesty insurance, (h) transit insurance and (i) aviation products insurance to the Company. The insurance described above shall be provided on a cost-reimbursable basis.

Meeting Facilities - ORBCOMM Global shall provide to the Company, on reasonable prior request of the Company and to the extent available, the use of conference rooms and/or common space included in the Office Space or otherwise occupied by ORBCOMM Global in support of meetings held by the Company in the ordinary course of business, including but not limited to, meetings of the Board of Directors or shareholders of the Company. Any services provided by ORBCOMM Global in connection with any such meetings, including food and beverages and other associated services, will be billed directly to the Company at cost.

Graphics and Duplication, Other Equipment - ORBCOMM Global shall provide the Company the use of any and all black-and-white and color photocopy, audio-visual and other similar equipment of ORBCOMM Global to the extent required in connection with the ordinary course




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activities of the Company.

Special Services - On the request of the Company from time to time, ORBCOMM Global shall provide additional executive management services (including but not limited to legal advice, financial advice, operating advice, public relations support, regulatory support, lobbying activities, government relations support, etc.) to the Company in a manner consistent with ORBCOMM Global's customary practice.

General Administration - Services provided by ORBCOMM Global with respect to administering this Agreement shall be charged under this category.





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